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                                                                      EXHIBIT 23

                             BARRY L. FRIEDMAN, P.C.
                           Certified Public Accountant

1582 TULITA DRIVE                                          OFFICE (702) 361-8414
LAS VEGAS, NEVADA 89123                                   FAX NO. (702) 896-0278


To Whom It May Concern:                                           April 19, 1999

        The firm of Barry L. Friedman, P.C., Certified Public Accountant consents to the inclusion of their report of April 19, 1999, on the Financial Statements of VAN AMERICAN CAPITAL LTD., as of December 31, 1998, in any filings that are necessary now or in the near future with the U.S. Securities and Exchange Commission.



Very truly yours,



/s/ BARRY L. FRIEDMAN
---------------------------
Barry L. Friedman
Certified Public Accountant